First Trust Advisors L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

February 21, 2013

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re:	FT 4020

Gentlemen:

We have examined the Registration Statement File No. 333-185904 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,

                                    FIRST TRUST ADVISORS L.P.

                                    Elizabeth H. Bull

                                    Senior Vice President